EXHIBIT H-2

                                     FORM OF
                         NONUTILITY MONEY POOL AGREEMENT

     This Nonutility Money Pool Agreement (the "Agreement"), dated as of ___________, 2000, is made and entered into by and among KeySpan Corporation ("KeySpan"), a New York corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), KeySpan Corporate Services, LLC ("KCS"), a New York limited liability corporation and a subsidiary service company of KeySpan (solely in the role as administrator of the money pool), and each of the nonutility subsidiaries of KeySpan whose name appears on the signature pages hereof (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, the Parties desire to establish a Money Pool (the "Nonutility Money Pool") to coordinate and provide for certain of their short-term cash and working capital requirements; and

     WHEREAS, the Nonutility subsidiaries that will participate in the Nonutility Money Pool (each a "Subsidiary" and collectively, the "Subsidiaries") will from time to time have need to borrow funds on a short-term basis, and certain of the Parties will from time to time have funds available to loan on a short-term basis;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, the Parties hereto agree as follows:

                                    ARTICLE I
                          CONTRIBUTIONS AND BORROWINGS

Section 1.01 - Contributions to Nonutility Money Pool

     Subject to applicable regulatory restrictions, if any, each Party will determine each day, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion, the amount of funds it has available for contribution to the Nonutility Money Pool, and will contribute such funds to the Nonutility Money Pool. The determination of whether a Party at any time has surplus funds to lend to the Nonutility Money Pool or shall lend funds to the Nonutility Money Pool will be made by an appropriate officer of such Party, or by a designee thereof, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion.

Each Party may withdraw any of its funds at any time upon notice to KCS as administrative agent of the Nonutility Money Pool.

Section 1.02 - Rights to Borrow

     Subject to the provisions of Section 1.04(c) of this Agreement, all short-term borrowing needs of the Parties, with the exception of KeySpan and the Intermediate Holding Companies, will be met by funds in the Nonutility Money Pool to the extent such funds are available. Each Party (other than KeySpan and the Intermediate Holding Companies) shall have the right to make short-term borrowings from the Nonutility Money Pool from time to time, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission. Each Party (other than KeySpan and the Intermediate Holding Companies) may request loans from the Nonutility Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all loans requested by any Party hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the Securities and Exchange Commission and other regulatory authorities, resolutions of such Party's Board of Directors or similar governing body, such Party's governing corporate documents, and agreements binding upon such Party. No loans through the Nonutility Money Pool will be made to, and no borrowings through the Nonutility Money Pool will be made by, KeySpan and the Intermediate Holding Companies.

Section 1.03 - Source of Funds

     (a) Funds will be available through the Nonutility Money Pool from the following sources for use by the Parties from time to time: (i) surplus funds in the treasuries of Parties other than KeySpan, (ii) surplus funds in the treasuries of KeySpan and the Intermediate Holding Companies, and (iii) proceeds from bank borrowings by Parties or the sale by KeySpan of commercial paper ("External Sources"). Funds will be made available from such sources in such order as KCS, as administrator of the Nonutility Money Pool, may determine will result in a lower cost of borrowing to companies borrowing from the Nonutility Money Pool, consistent with the individual borrowing needs and financial standing of the Parties providing funds to the Nonutility Money Pool.

     (b) Borrowing Parties will borrow pro rata from each lending Party in the proportion that the total amount loaned by such lending Party bears to the total amount then loaned through the Nonutility Money Pool. On any day when more than one fund source (e.g., surplus treasury funds of KeySpan and other Nonutility Money Pool participants ("Internal Sources") and funds from External Sources), with different rates of interest, is used to fund loans through the Nonutility Money Pool, each borrowing Party will borrow pro rata from each such fund source in the Nonutility Money Pool in the same proportion that the amount of funds provided by that fund source bears to the total amount of short-term funds available to the Nonutility Money Pool.

Section 1.04 - Authorization

     (a) Each loan shall be authorized by the lending Party's chief financial officer or treasurer, or by a designee thereof.

     (b) KCS, as administrator of the Nonutility Money Pool, will provide each Party with periodic activity and cash accounting reports that include, among other things, reports of cash activity, the daily balance of loans outstanding and the calculation of interest charged.

     (c) All borrowings from the Nonutility Money Pool shall be authorized by the borrowing Party's chief financial officer or treasurer, or by a designee thereof. No Party shall be required to effect a borrowing-through the Nonutility Money Pool if such Party determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks, through the sale of its own commercial paper, or otherwise.

Section 1.05 - Interest

     The daily outstanding balance of all loans to any Subsidiary shall accrue interest as follows:

     (a) If only Internal Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily balances shall be the rates for high-grade unsecured 30-day commercial paper of major corporations sold through dealers as quoted in The Wall Street Journal (the "Average Composite").

     (b) If only External Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balances shall be the lender's cost for such External Funds or, if more than one Party had made available External Funds at any time during the month, the applicable interest rate shall be a composite rate, equal to the weighted average of the costs incurred by the respective Parties for such External Funds.

     (c) In cases where the daily outstanding balances of all loans outstanding at any time during the month include both Internal Funds and External Funds, the interest rate applicable to the daily outstanding balances for the month shall be equal to the weighted average of (i) the cost of all Internal Funds contributed by Parties, as determined pursuant to Section 1.05(a) of this Agreement, and (ii) the cost of all such External Funds, as determined pursuant to Section 1.05(b) of this Agreement.

     (d) The interest rate applicable to Loans made by a Subsidiary to the Nonutility Money Pool under Section 1.01 of this Agreement shall be the Average Composite as determined pursuant to Section 1.05(a) of this Agreement.

Section 1.06 - Certain Costs

     The cost of compensating balances and fees paid to banks to maintain credit lines and accounts by Parties lending External Funds to the Nonutility Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the Subsidiaries borrowing such External Funds through the Nonutility Money Pool in proportion to their respective daily outstanding borrowings of such External Funds.

Section 1.07 - Repayment

     Each Subsidiary receiving a loan from the Nonutility Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within 365 days of the date on which such loan was made. All loans made through the Nonutility Money Pool may be prepaid by the borrower without premium or penalty.

Section 1.08 - Form of Loans to Subsidiaries

     Loans to the Subsidiaries from the Nonutility Money Pool shall be made as open-account advances, pursuant to the terms of this Agreement. A separate promissory note will not be required for each individual transaction. Instead, a promissory grid note evidencing the terms of the transactions shall be signed by the Parties to the transaction. Any such note shall: (a) be dated as of the date of the initial borrowing; (b) mature on demand or on a date agreed by the Parties to the transaction, but in any event not later than one year after the date of the applicable borrowing; and (c) be repayable in whole at any time or in part from time to time, without premium or penalty.

                                   ARTICLE II
                       OPERATION OF NONUTILITY MONEY POOL

Section 2.01 - Operation

     Operation of the Nonutility Money Pool, including record keeping and coordination of loans, will be handled by KCS under the authority of the appropriate officers of the Parties. KCS shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. KCS will administer the Nonutility Money Pool on an "at cost" basis. Separate records shall be kept by KCS for the Nonutility Money Pool established by this Agreement and any other money pool administered by KCS.

Section 2.02 - Investment of Surplus Funds in the Nonutility Money Pool

     Funds not required for the Nonutility Money Pool loans (with the exception of funds required to satisfy the Nonutility Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including (i) interest-bearing accounts with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements; (iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than "A" by a nationally recognized rating agency; (iv) commercial paper rated not less than "A-1" by S&P or "P-1" by Moody's, or their equivalent by a nationally recognized rating agency; (v) money market funds;
(vi) bank certificates of deposit; (vii) Eurodollar funds; and (viii) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

Section 2.03 - Allocation of Investment Earnings

     The interest income and other investment income earned by the Nonutility Money Pool on loans and on investment of surplus funds will be allocated among the Parties in accordance with the proportion each Party's contribution of funds in the Nonutility Money Pool bears to the total amount of funds in the Nonutility Money Pool and the cost of any External Sources provided to the Nonutility Money Pool by such Party. Interest and other investment earnings will be computed on a daily basis and settled once per month.

Section 2.04 - Event of Default

     If any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it bankrupt or insolvent, then KCS, on behalf of the Nonutility Money Pool, may, by notice to the Subsidiary, terminate the Nonutility Money Pool's commitment to the Subsidiary and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Nonutility Money Pool by the Subsidiary hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Subsidiary.

                                   ARTICLE III
                                  MISCELLANEOUS

Section 3.01 - Amendments

     No amendment to this Agreement shall be adopted except in a writing executed by a duly authorized officer of each Party.

Section 3.02 - Legal Responsibility

     Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

Section 3.03 - Rules for Implementation

     The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.

Section 3.04 - Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party hereto as of the date first above written.


KeySpan Corporation


By:
   -----------------------------------
   Name:
   Title:


KeySpan Corporate Services, LLC


By:
   -----------------------------------
   Name:
   Title:


KeySpan Utility Services, LLC


By:
   -----------------------------------
   Name:
   Title:


KeySpan Operating Services, LLC


By:
   -----------------------------------
   Name:
   Title:

KeySpan Engineering and Survey, Inc.


By:
   -----------------------------------
   Name:
   Title:


KeySpan Ravenswood, Inc.


By:
   -----------------------------------
   Name:
   Title:


KeySpan Ravenswood Services Corporation


By:
   -----------------------------------
   Name:
   Title:


KeySpan Services, Inc. and its subsidiaries


By:
   -----------------------------------
   Name:
   Title:


KeySpan Exploration and Production, LLC


By:
   -----------------------------------
   Name:
   Title:


KeySpan Energy Development Corporation and its subsidiaries


By:
   -----------------------------------
   Name:
   Title:


North East Transmission Co, Inc.


By:
   -----------------------------------
   Name:
   Title:

Alberta Northeast Gas, Ltd.


By:
   -----------------------------------
   Name:
   Title:


Boundary Gas, Inc.


By:
   -----------------------------------
   Name:
   Title:


KeySpan Natural Fuels, LLC


By:
   -----------------------------------
   Name:
   Title:


KeySpan Northeast Ventures, Inc.


By:
   -----------------------------------
   Name:
   Title:


THEC Holdings Corp.


By:
   -----------------------------------
   Name:
   Title:


GEI Development Corp.


By:
   -----------------------------------
   Name:
   Title:


KeySpan Electric Services, LLC.


By:
   -----------------------------------
   Name:
   Title:

KeySpan Energy Trading Services, LLC.


By:
   -----------------------------------
   Name:
   Title:


Marquez Development Corp.


By:
   -----------------------------------
   Name:
   Title:


Island Energy Services Company, Inc.


By:
   -----------------------------------
   Name:
   Title:


LILCO Energy Systems, Inc.


By:
   -----------------------------------
   Name:
   Title:


KeySpan Energy Supply, LLC.


By:
   -----------------------------------
   Name:
   Title:


KeySpan Technologies, Inc.


By:
   -----------------------------------
   Name:
   Title:


Honeoye Storage Corp.


By:
   -----------------------------------
   Name:
   Title:

KeySpan MHK, Inc.


By:
   -----------------------------------
   Name:
   Title:


ACJ Acquisition, LLC.


By:
   -----------------------------------
   Name:
   Title:


AMR Data  Corporation


By:
   -----------------------------------
   Name:
   Title:


Boston Gas Services, Inc.


By:
   -----------------------------------
   Name:
   Title:


EE-AEM Company, Inc.


By:
   -----------------------------------
   Name:
   Title:


EE Acquisition Company, Inc.


By:
   -----------------------------------
   Name:
   Title:


EEG Acquisition Company, Inc.


By:
   -----------------------------------
   Name:
   Title:

Eastern Associated Capital Corp.


By:
   -----------------------------------
   Name:
   Title:


Eastern Associated Securities Corp.


By:
   -----------------------------------
   Name:
   Title:


Eastern Energy Systems Corp.


By:
   -----------------------------------
   Name:
   Title:


Eastern Enterprises Foundation


By:
   -----------------------------------
   Name:
   Title:


Eastern Rivermoor Company, Inc.


By:
   -----------------------------------
   Name:
   Title:


Eastern Urban Services, Inc.


By:
   -----------------------------------
   Name:
   Title:


LNG Storage, Inc.


By:
   -----------------------------------
   Name:
   Title:


Massachusetts LNG Incorporated


By:
   -----------------------------------

   Name:
   Title:


Midland Enterprises, Inc. and its subsidiaries


By:
   -----------------------------------
   Name:
   Title:


Mystic Steamship Corporation


By:
   -----------------------------------
   Name:
   Title:


Northern Energy Company, Inc.


By:
   -----------------------------------
   Name:
   Title:


PCC Land Company, Inc.


By:
   -----------------------------------
   Name:
   Title:


Philadelphia Coke Co., Inc.


By:
   -----------------------------------
   Name:
   Title:


ServicEdge Partners, Inc.


By:
   -----------------------------------
   Name:
   Title:


Transgas, Inc.


By:
   -----------------------------------
   Name:
   Title:


Water Products Group Incorporated

By:
   -----------------------------------
   Name:
   Title:


Western Associated Energy Corp.


By:
   -----------------------------------
   Name:
   Title:


Broken Bridge Corporation


By:
   -----------------------------------
   Name:
   Title:


EnergyNorth Propane, Inc.


By:
   -----------------------------------
   Name:
   Title:


EnergyNorth Realty, Inc.


By:
   -----------------------------------
   Name:
   Title:


EnergyNorth Mechanicals, Inc.


By:
   -----------------------------------
   Name:
   Title:



Date:
     -----------------, 2000

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